Exhibit 99.1

Tongji Healthcare Group, Inc. Announces New Board Member

LOS ANGELES (July 30, 2020) -- via NetworkWire -- Tongji Healthcare Group, Inc. (OTC: TONJ) (the “Company”) is pleased to announce the appointment of Gary Marenzi as an independent director, effective as of July 28, 2020.

Mr. Marenzi, age 64, previously held the role of President of Paramount International Television, MGM Worldwide Television and ITV. He has been instrumental in raising capital for MGM during its growth years in 2008, and helped ITV’s OTT channel acquire the rights to distribute James Bond. He has launched global content franchises including STARGATE, NCIS, TEEN WOLF, and History Channel’s VIKINGS. He is an active Board Member of the Hollywood Radio & TV Society (HRTS), and has served on the Executive Committees of the National Association of Television Program Executives (NATPE) and the International Academy of Television Arts & Sciences (IATAS). Gary is the founder and President of Marenzi & Associates, which provides creative collaboration, strategic management advice and implementation for the media and entertainment industry with clients such as Lebron James’s Media Company “Uninterrupted”. He served as President of Marenzi & Associates from 2011 to 2016 and since 2019 on. From 2016 to 2019, Mr. Marenzi served as Head of Entertainment Sales & Partnerships for Endeavor Content.

Mr. Marenzi received both his BA and MBA from Stanford University.

Effective July 28, 2020, the Company’s Board of Directors increased the size of the Board by one person, to be a total of four persons. Mr. Marenzi was appointed as a director to fill the newly created vacancy.

About Tongji Healthcare Group, Inc.

The Company operates Tongji Hospital, a general hospital with 105 licensed beds. Tongji Hospital offers care and treatment in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, prevention and emergency care. Its emergency room is open 24 hours a day, and all of its rooms are air-conditioned.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact

Simon Yu, MBA

Chief Operations Officer

Tongji Healthcare Group, Inc.

Phone:+1-702-479-3016